UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Nexstar Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important notice regarding the availability of proxy materials for the annual shareholder meeting of nexstar media group, inc. To be held on: june 13, 2022 at 10:00 a.m. Central daylight time suite 120, 545 e. John carpenter freeway irving, texas 75062. Company number account number control number this communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials for this and/or future stockholder meetings, you must request one using the instructions below. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before may 30, 2022. Please visit http://www.astproxyportal.com/ast/13194/, where the following materials are available for view: notice of annual meeting of stockholders proxy statement form of electronic proxy card annual report on form 10-k to request material: telephone: 888-proxy-na (888-776-9962) 718-921-8562 (for international callers) e-mail: info@astfinancial.comwebsite: https://us.astfinancial.com/onlineproxyvoting/proxyvoting/requestmaterialsto vote: online: to access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the qr code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 pm eastern daylight time the day before the cut-off or meeting date. In person: you may vote your shares in person by attending the annual meeting. Telephone: to vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. Mail: you may request a proxy card (which will be accompanied by the proxy materials) by following the instructions above. 1. To elect the following nominees as class i members of the board of directors for a term of three years. Nominees: bernadette s. Aulestia dennis j. Fitzsimons c. Thomas mcmillen lisbeth mcnabb 2. To ratify the selection of pricewaterhousecoopers llp as the company’s independent registered public accounting firm for the fiscal year ending december 31, 2022. 3. Approval, by an advisory vote, of executive compensation 4. To approve an amendment to the company’s amended and restated articles of incorporation to eliminate the company’s class b common stock and class c common stock, which classes of common stock have no shares issued and outstanding as of the date hereof. 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. The board of directors recommends a vote for proposals (1), (2), (3) and (4). Please note that you cannot use this notice to vote by mail.